As filed with the Securities and Exchange Commission on June 16, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20200 Sunburst Street Chatsworth, CA 91311 (818) 734-8600	55-0366422 (I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2006 STOCK PLAN
2008 NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION PLAN
(Full title of the plan)

John B. Rush
President and Chief Executive Officer
North American Scientific, Inc.
20200 Sunburst Street
Chatsworth, CA 91311
(818) 734-8600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Bruce Feuchter, Esq.
Michael A. Hedge, Esq.
Stradling Yocca Carlson & Rauth
a Professional Corporation
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.01 par value)	1,679,877 shares	(2)	$1.46	(3)	$2,452,620	$96.39
Common Stock ($0.01 par value)	660,123 shares	(4)	$1.34	(5)	$884,565	$34.76
Common Stock ($0.01 par value)	295,000 shares	(6)	$1.95	(7)	$575,250	$22.61
Common Stock ($0.01 par value)	1,205,000 shares	(8)	$1.34	(5)	$1,614,700	$63.46

(1)
Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares issued pursuant to the 2006 Stock Plan or 2008 Non-Employee Directors’ Equity Compensation Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding shares of our common stock.

(2)
For the sole purpose of calculating the registration fee, the number of shares to be registered under this registration statement has been divided into four subtotals. This subtotal represents the sum of the shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this registration statement) issued under the 2006 Stock Plan.

(3)	Represents the weighted average exercise price (rounded to the nearest cent) for outstanding options under the 2006 Stock Plan pursuant to Rule 457(h).

(4)	Represents shares subject to options which are available for grant, but not yet granted, as of the date of this registration statement, under the 2006 Stock Plan.

(5)
In accordance with Rule 457(h), the aggregate offering price is estimated, solely for the purpose of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices (rounded to the nearest cent) reported by the Nasdaq Capital Market on June 12, 2008.

(6)
Represents the shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this registration statement) issued under the 2008 Non-Employee Directors’ Equity Compensation Plan.

(7)	Represents the weighted average exercise price (rounded to the nearest cent) for outstanding options under the 2008 Non-Employee Directors’ Equity Compensation Plan pursuant to Rule 457(h).

(8)	Represents shares subject to options which are available for grant, but not yet granted, as of the date of this registration statement, under the 2008 Non-Employee Directors’ Equity Compensation Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”), the documents containing the information called for by Part I of Form S-8 will be sent or given to individuals who participate in the 2006 Stock Plan and/or 2008 Non-Employee Directors’ Equity Compensation Plan, and are not being filed with or included in this Form S-8.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by North American Scientific, Inc. (referred to herein as the “Company,” “our,” “we” or “us”) with the Securities and Exchange Commission (the “Commission”), are incorporated herein by this reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, as filed with the Commission on January 29, 2008, and as amended on Form 10-K/A, as filed with the Commission on February 28, 2008.

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2008, as filed with the Commission on June 16, 2008.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year ended October 31, 2007.

(d) The description of the Company's Common Stock which is contained in the Registration Statement on Form 10-SB filed August 22, 1995, File No. 0-26670, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

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Item 5. Interests of named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matters as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

The Certificate of Incorporation of the Company, as amended (the “Certificate”), provides that each person who is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of the Company will be indemnified by the Company, and that each person who is so involved by reason of the fact that he or she is or was an officer, employee or agent of the Company, or is or was serving at the request of the Company in any other capacity for or on behalf of the Company, may be indemnified by the Company, against any liability or expense actually and reasonably incurred by such person in respect of such threatened, pending or completed action, suit or proceeding. The Company shall not be obligated to indemnify any such person: (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense; or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Company to such settlement. The indemnification rights conferred by the Certificate are not exclusive of any other right to which persons seeking indemnification may be entitled under any law, agreement or otherwise.

The bylaws of the Company, as amended (the “Bylaws”), provide that each person who is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of the Company will be indemnified by the Company, and that each person who is so involved by reason of the fact that he or she is or was an officer, employee or agent of the Company, or is or was serving at the request of the Company in any other capacity for or on behalf of the Company, may be indemnified by the Company, against any liability or expense actually and reasonably incurred by such person in respect of such threatened, pending or completed action, suit or proceeding. Expenses may be paid in advance by the Company upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the Company. The Company shall not be obligated to indemnify any such person: (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense; or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Company to such settlement. The indemnification and advancement of expenses provided by the Bylaws are not exclusive of any other rights to which persons seeking indemnification or advancement of expenses may be entitled under any law, agreement or otherwise. The Company has purchased and maintains insurance on behalf of its directors, officers, employees and agents.

4

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description of Document
4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly filing on Form 10-Q for the quarterly period ended April 30, 2008, filed on June 16, 2008).

4.2	Bylaws of the Company, (as amended December 5, 2007), incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on December 11, 2007.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

99.1	2006 Stock Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A, as filed with the Commission on April 5, 2006).

99.2	Amendment No. 1 to 2006 Stock Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 5, 2008).

99.3	2008 Non-Employee Directors’ Equity Compensation Plan (incorporated by reference to Appendix C to the Registrant’s Proxy Statement on Schedule 14A, as filed with the Commission on March 31, 2008).

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Item 9. Undertakings.

(a) We hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on June 16th, 2008.

By:	/s/ John B. Rush
John B. Rush
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of North American Scientific, Inc., do hereby constitute and appoint John B. Rush our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary N. Wilner	Director (Chairman of the Board)	June 16, 2008
Dr. Gary N. Wilner

/s/ John B. Rush	President, Chief Executive Officer and Director	June 16, 2008
John B. Rush	(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)

/s/ Wilfred E. Jaeger	Director	June 16, 2008
Wilfred E. Jaeger

/s/ John M. Sabin	Director	June 16, 2008
John M. Sabin

/s/ Richard A. Sandberg	Director	June 16, 2008
Richard A. Sandberg

S-1

/s/ Robert V. Toni	Director	June 16, 2008
Robert V. Toni

/s/ Roderick A. Young	Director	June 16, 2008
Roderick A. Young

S-2

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly filing on Form 10-Q for the quarterly period ended April 30, 2008, filed on June 16, 2008).

4.2	Bylaws of the Company, (as amended December 5, 2007), incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on December 11, 2007.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

99.1	2006 Stock Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A, as filed with the Commission on April 5, 2006).

99.2	Amendment No. 1 to 2006 Stock Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 5, 2008).

99.3	2008 Non-Employee Directors’ Equity Compensation Plan (incorporated by reference to Appendix C to the Registrant’s Proxy Statement on Schedule 14A, as filed with the Commission on March 31, 2008).